Exhibit 99.1
EfficientLights Introduces New LED Lighting Products for Retailers’ Walk-in Freezer/Coolers and Open Refrigerated Shelves
Wake Forest, N.C. — May 10, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today announced its EfficientLights business has introduced two new LED lighting products to improve the energy efficiency and quality of light in grocery, drug, and convenience stores. These products include a new light for retailers’ walk-in freezer/coolers and a new light for open refrigerated shelves. These products broaden the Company’s in-store LED lighting product line, and complement its highly successful flagship EfficientLights product for refrigerated case doors. The new lights are being brought to market at the urging of customers who have installed and experienced the benefits of PowerSecure’s flagship LED product, and who have identified a strong marketplace need for these additional in-store LED lighting applications.
The new lights were designed, tested, and perfected in real world settings, including operating grocery stores of major chains who have installed the Company’s flagship EfficientLights product. Importantly, they utilize and build upon the Company’s industry leading technology, and are designed to deliver retailers an improved quality of light illuminating their products. In addition, the new lighting solutions will reduce lighting energy costs, reduce maintenance expense by extending light life five-fold over traditional lighting, provide a lower carbon footprint, and eliminate the use of mercury-containing fluorescent lights.
Bryan Beatenbough, President of EfficientLights, said, “We are very excited to bring these new products to market. We have been blessed to have a wonderfully successful EfficientLights refrigerated case door product that is improving energy efficiency and lighting in stores across the country, and we can now bring retailers these benefits to additional areas of their stores. Similar to the process we used to develop our flagship product, we designed our new lights in partnership with our customers — to make sure our light addresses their real-world needs. The release of these new lights to the marketplace represents another major milestone in our plan to bring retailers a full suite of LED lighting for their stores.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with utility infrastructure products and services, including transmission and distribution construction and maintenance, engineering and design services, and regulatory consulting. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Company Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
Media Contact
Ann Morris
Healy & Schulte
(312) 765-8770
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